UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 30, 2021

Bright Mountain Media, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-998-2440 not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Enter Into A Material Contract.

On April 26, 2021, Bright Mountain Media, Inc. (the “Company”) and its subsidiaries CL Media Holdings LLC, Bright Mountain Media, Inc., Bright Mountain LLC, MediaHouse, Inc. entered into a First Amendment to Amended and Restated Senior Secured Credit Agreement (the “Agreement”). The Company and its subsidiaries are parties to a credit agreement between itself and Centre Lane Partners Master Credit Fund II, L.P. as Administrative Agent and Collateral Agent dated June 5, 2020 (the “Credit Agreement”). The Credit Agreement was amended to permit the Company to raise up to $6,000,000 of total cash proceeds from the sale of its preferred stock prior to December 31, 2021 without having to make a mandatory prepayment of the loans (the “Loans”) under the Credit Agreement The interest rate on the Loans after April 26, 2021 was increased to 10.00% per annum from 6.00%, which can continue to be paid in-kind in lieu of cash payment. The Credit Agreement was further amended to permit the Company to provide audited financial statements for the year ended December 31,2020 on or before June 14, 2021. In addition, the Company may issue up to $800,000 in dividends from the previous limit of $500,000 per annum.

The terms and conditions of this Agreement are qualified by its entirety by reference to the Amendment, a copy of which is attached to this Report as Exhibit 10.1 which is incorporated herein by reference.

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Item 9.01	Financial Statements and Exhibits

No.	Exhibit Description

10.1	First Amendment to an Amended and Restated Senior Secured Credit Agreement dated April 26, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2021	Bright Mountain Media, Inc.

	By:	/s/ Edward A. Cabanas
Edward A. Cabanas, Chief Financial Officer

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